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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3 No 33- ) and related Prospectus of F.N.B. Corporation for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated May 22, 2003, with respect to the consolidated financial statements of F.N.B. Corporation incorporated by reference in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP
Birmingham, Alabama
January 8, 2004